CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No 333-276164 on Form F-3 and in Registration Statement Nos. 333-282031 and 333-257834 on Form S-8 of our report dated April 30, 2025 relating to the financial statements of Innate Pharma and subsidiaries, appearing in the Annual Report on Form 20-F of Innate Pharma for the year ended December 31, 2024. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Associés

Paris La Défense, France
April 30, 2025